EXHIBIT 23.1

To: The Board of Directors                                                                                                                   February 28, 2012

      Rotoblock Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dear Sirs,

We hereby consent to the incorporation by reference in this Form 8-K/A of Rotoblock filed on or about February 28, 2012 of our report dated April 4, 2011 relating to the financial statements of daifu Waste Management Holding Limited as of and for the years ended December 31, 2010 and 2009.

/s/ Parker Randall CF

Parker Randall CF (H.K.) CPA Limited

Certified Public Accountants, Hong Kong

6th Floor, Two Grand Tower, 625 Nathan Road, Kowloon Tel: (852) 3576 3455 Fax: (852) 3007 3197